UNITED STATES SECURITIES and EXCHANGE

COMMISSION

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
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[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material under Rule 14a-12

.............................CARMINA TECHNOLOGIES INC................................. Name of the Registrant as Specified In Its Charter
........................................................................................................ (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box): [X] No fee required. [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

Notice of Annual Shareholders' Meeting

The Shareholders of Carmina Technologies Inc.:

Notice is hereby given that the Annual Shareholders Meeting of Carmina Technologies Inc. (the "Company) will be held on Friday, June 15, 2001, at 2:00 P.M. Mountain Time, at 810, 540 5th Avenue SW, Calgary, Alberta, for the following purposes:

1. To elect seven directors, the names of whom are set forth in the accompanying proxy statement, to serve until the 2002 Annual Meeting.

2. To ratify the appointment of BDO Dunwoody LLP as independent auditors of the Company.

3. To transact such other business as may properly be brought before the meeting.

Shareholders of record at the close of business on April 10, 2001, are the only shareholders entitled to notice of and to vote at the Annual Shareholders Meeting.

By Order of the Board of Directors,

Secretary

Dated April 10, 2001

IMPORTANT

Whether you expect to attend the meeting or not, please vote, sign, date, and return the enclosed proxy in the enclosed self-addressed envelope as promptly as possible. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

PRESIDENT'S MESSAGE TO SHAREHOLDERS

To Our Shareholders:

The year 2000 marked a turning point in your Company's direction. With the acquisition of Rhonda Networks Inc. (now Carmina Canada Inc.) and new management, the Company embarked on a totally new business endeavour in the technology sector. We are now focused on developing Internet related communications/computing appliances based on the GateCommander 2000, a Linux (operating system) based general purpose industrial appliance. Appliances under development include specialised applications targeted for ASP (Application Service Provider) based ventures that we expect to acquire or partner with.

The coming year will be challenging for your management. The turmoil in the technology sector of the stock market will undoubtedly raise hurdles to our obtaining financing. However, it is also creating opportunities for acquisitions and mergers.

It is too early to forecast the outcome of our endeavours, but management is confident that our frugal approach to funding our development program is likely to give us the staying power needed to succeed. Please review carefully the disclosures contained in the attached Proxy Statement and Form 10-KSB and stay in touch by visiting our website www.carminatech.com

On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Shareholders Meeting to be held on Friday, June 15, 2001, at 2:00 P.M. Mountain Daylight Time, at the offices of the Company at 810, 540 5th Avenue SW, Calgary, Alberta, Canada.

The enclosed notice of meeting and proxy statement describe the specific business to be acted upon.

In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the shareholders.

It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to vote, sign, date, and promptly return the enclosed proxy in the envelope provided.

Sincerely yours,

/s/ John M. Alston

John M. Alston

Chairman, President and Chief Executive Officer April 10, 2001

PROXY STATEMENT

Information Concerning the Solicitation

This statement is furnished in connection with the solicitation of proxies to be used at the Annual Shareholders' Meeting (Annual Meeting) of Carmina Technologies Inc. (the "Company"), a Utah corporation, to be held on June 15, 2001.

The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors of the Company.

The cost of preparing, assembling, and mailing the proxy material and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not intend to solicit proxies otherwise than by use of mail, but certain officers and regular employees of the Company of its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The proxy materials are being mailed to shareholders of record at the close of business on April 10, 2001.

A shareholder signing and returning a proxy on the enclosed form has the power to revoke it at any time before the shares subject to it are voted by notifying the Secretary of the Company in writing. If a shareholder specifies how the proxy is to be voted with respect to any proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a shareholder fails to specify with respect to such proposals, the proxy will be voted FOR proposals 1 and 2.

Shareholders' Proposals for Next Annual Meeting

Shareholders' proposals intended to be presented at the 2002 Annual Meeting must be received by the Company no later than November 30, 2001, for inclusion in the Company's proxy statement and form of proxy for that meeting.

Outstanding Voting Securities

Only shareholders of record at the close of business on April 10, 2001, are entitled to vote at the Annual Meeting. On that day, there were issued and outstanding 21,502,300 shares of Common Stock. Each share has one vote. A simple majority of the total shares outstanding is required to elect directors and ratify or approve the other items being voted at this time.

Listed in the following table are the only beneficial owners as of April 10, 2001, of more than 5% of the Company's outstanding Common Stock. In addition, this table includes the outstanding voting securities beneficially owned by each of the executive officers listed in the Summary Compensation Table, and the number of shares owned by directors and executive officers as a group. Any voting securities beneficially owned by directors and director nominees are disclosed under Election of Directors, below.

Amount and Nature of Beneficial Ownership
Title of Class	Name of Beneficial Owner	Currently Owned (1)		Acquirable Within 60 days (2)	Percent of Class (3)
Common	John M. Alston	13,275,000	(4)	80,000	59%
Common	Glen R. Alston	818,135		80,000	4%
Common	Robert d'Artois	450,000		80,000	2%
Common	Richard Day	200,000		80,000	1%
Common	Stephen Kohalmi	4,000,000		100,000	18%
Common	All Directors and Executive Officers as a Group (7 persons, including John M. Alston, Glen R. Alston, Robert d'Artois, Richard Day, and Stephen Kohalmi)	18,743,135		520,000	86%

1. In each case the beneficial owner has sole voting and investment power.

(2) Stock options exercisable within 60 days.

(3) Based on 22,447,300 shares of Common Stock outstanding April 10, 2001 including stock options exercisable within 60 days.

(4) Mr. John M. Alston is President and Chairman of the Board of Directors. Mr. Alston's mailing address is 23 Cambridge Place, Calgary, Alberta, T2K 1P8. Included in the shares listed in the table are 7,000,000 shares held by Rhonda Corporation, of which Mr. Alston is the CEO and 6,050,000 shares beneficially owned by the Dorian Trust, a charitable trust of which John M. Alston's daughter, Yvonne Gillespie is the protector with power to appoint trustees and nominate beneficiaries. Mr. Alston disclaims beneficial ownership of such shares.

1. Election of Directors

Seven directors will be elected at the Annual Meeting to serve until the next Annual Meeting in 2002. Each director elected will continue in office until a successor has been elected. If any nominee is unable to serve, which the Board of Directors has no reason to expect, the persons named in the accompanying proxy intend to vote for the balance of those named and, if they deem it advisable, for a substitute nominee. The names of the nominees for directors of the Company all of whom are directors of the Company are listed in the following table.

Name and Principal Occupation or Employment	Age	First Became a Director	Shares of Common Stock Beneficially Owned as of April 10, 2001 (2)	Percentage of Common Stock Outstanding
Nominees for Term Ending in 2002
John M. Alston (3) Chairman, President and CEO of the Company since 1999; Chairman and CEO, Rhonda Corporation since 1992	73	1999	13,355,000	62%
Glen R. Alston (3) Treasurer and CFO of the Company from 2000 to 2001; President and CFO, Rhonda Corporation since 1998; prior to this Corporate Secretary, Rhonda Corporation	44	2000	898,135	4%
Robert d'Artois Vice-President of the Company since 2000; Marketing Consultant 1996-2000	55	2000	530,000	2%
Bernard Benning (4) VP Corporate Development, Bow Valley College	63	2001	---	---
Richard M. Day (4) Owner and Officer of American Registrar & Transfer Co. since 1993, Secretary of the Company 1999-2001,	58	1999	280,000	1%
Stephen Kohalmi Director of Technology of the Company since 1999; Technology consultant 1996-1999,	47	2000	4,100,000	19%
Thomas W. Whittingham (4) Retired formerly Vice President, Westcoast Petroleum; Director Rhonda Corporation,	72	2001	---	---

(1) Except as otherwise indicated, there has been no change in principal occupation or employment during the past five years

(2) In no case was voting or investment power shared with others.

2. Glen R. Alston is the son of John M. Alston.

3. Member of Audit Committee

Directors' Fees

Directors receive no annual compensation and do not receive compensation for attendance at Board of Directors' meetings or committee meetings. All directors receive long term compensation in the form of stock options.

Board of Directors' Affiliations

The following affiliations exist between the Company and nominees or directors.

Mr. Richard Day is the owner and Principal Officer of American Registrar & Transfer Co. which is the Company's transfer agent.

Committees of the Board of Directors and Meeting Attendance

The Board of Directors met twice during the last fiscal year. The Board of Directors has an Audit committee composed of three members and a compensation committee composed of two members. The Board of Directors does not have a nominating committee.

The Compensation Committee includes: John M. Alston, President and Stephen Kohalmi. The Committee met twice during the last fiscal year. The purpose of the Compensation Committee is to establish and execute compensation policy and programs for Carmina Technologies Inc. executives and employees. For example, the Compensation Committee recommends the compensation arrangements for senior management and directors. It also determines the allocation of options to be granted under the Company's stock option plan.

The Company has an Audit Committee composed of independent directors for which information regarding the functions performed by the Committee, its membership, and the number of meetings held during the fiscal year, is set forth in the "Report of the Audit Committee", included in this annual proxy statement. The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this charter is included in Appendix A.

Report of the Audit Committee

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principals, the reasonableness of significant judgements, and the clarity of disclosures in the financial statements.

The Committee reviews with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgement as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosure required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

The Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held one meeting during the fiscal year 2000.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report of Form 10-KSB for the year ended December 31, 2000 for filing with the Security and Exchange Commission. The Committee and the Board have also recommended, subject to shareholders approval, the selection of the Company's independent auditors.

Bernard Benning, Audit Committee Chair

Richard Day, Audit Committee Member

Thomas W. Whittingham, Audit Committee Member April 10, 2001

Executive Compensation

The following table sets forth the annual and long-term compensation for the Company's Chief Executive Officer, the four highest-paid executive officers as well as the total compensation paid to each individual during the Company's last two fiscal years (since inception):

Summary Compensation Table
Long-term Compensation
Annual Compensation	Awards	Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
John M. Alston, President and CEO	2000 1999	0 0	0 0	40,000 (1) 0	0 0	160,000	0 0	0 0
Richard Day, Secretary	2000 1999	0 0	0 0	0 0	0 0	160,000	0 0	0 0
Glen R. Alston, Chief Financial Officer	2000 1999	0 0	0 0	40,000 (1) 0	0 0	160,000	0 0	0 0
Stephen Kohalmi, Director of Technology	2000 1999	0 0	0 0	40,000 (1) 0	0 0	200,000	0 0	0 0
Robert d'Artois, Vice President	2000 1999	0 0	0 0	40,000 (1) 0	0 0	160,000	0 0	0 0

1. Foregone salary. These amounts were not actually paid to the executives but were considered contributed capital.

Option/SAR Grants in Last Fiscal Year

The following table sets forth certain information concerning options/SARs granted during 2000 to the named executives:

Individual Grants
Name	Number of Securities Underlying Options/SARs Granted	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date (¼ on each of)
John M. Alston	160,000	10.6%	0.10	2/28/2004; 2/28/2006; 2/28/2008; 2/28/2010
Glen R. Alston	160,000	10.6%	0.10	2/28/2004; 2/28/2006; 2/28/2008; 2/28/2010
Robert d'Artois	160,000	10.6%	0.10	2/28/2004; 2/28/2006; 2/28/2008; 2/28/2010
Richard Day	160,000	10.6%	0.10	2/28/2004; 2/28/2006; 2/28/2008; 2/28/2010
Stephen Kohalmi	200, 000	13.2%	0.10	2/28/2004; 2/28/2006; 2/28/2008; 2/28/2010

Footnote: These options are considered "repriced options" as they replaced a like number of four year incentive options exercisable at $0.035 per share that were cancelled during 2000 with the consent of the optionees.

Aggregated Options/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

The following table summarises options and SARs exercises during 2000 and presents the value of unexercised options and SARs held by the named executives at fiscal year-end:

Name	Shares Acquired on Exercise (#)	Value Realised ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#) Exercisable (E)/ Unexercisable (U)	Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End ($) Exercisable (E)/ Unexercisable (U)
John M. Alston	0	0	80,000 U 80,000 E	0 U 0 E
Glen R. Alston	0	0	80,000 U 80,000 E	0 U 0 E
Robert d'Artois	0	0	80,000 U 80,000 E	0 U 0 E
Richard Day	0	0	80,000 U 80,000 E	0 U 0 E
Stephen Kohalmi	0	0	100,000 U 100,000 E	0 U 0 E

2. Ratification of Appointment of Independent Auditors

Subject to ratification by the shareholders, the Board of Directors has appointed BDO Dunwoody LLP as independent auditors to audit the financial statements of the Company for the current fiscal year. For the year ended December 31, 2000, the Company incurred professional fees and out-of-pocket expenses to its auditors in the amount of $20,000, all of which were related to auditing services. All of the hours spent on the audit of the Company's financial statements for the year ended December 31, 2000 were by full-time, permanent employees of the auditors.

Representatives of the firm of BDO Dunwoody LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Audit Committee and the Board of Directors recommend the shareholders vote "FOR" such ratification.

3. Other Matters

As of the date of this proxy statement, the Board of Directors is not informed of any matters, other than those stated above, that may be brought before the meeting. The persons named in the enclosed form of proxy of their substitutes will vote with respect to any such matters in accordance with their best judgement.

By Order of the Board of Directors,

/s/ Glen R. Alston

Glen R. Alston, CFO

Dated April 10, 2001

APPENDIX A

Audit Committee Charter

Organisation

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, (or shall become financially literate within a reasonable period of time after appointment to the committee,) and at least one member shall have accounting or related financial management expertise.

Statement of Policy

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free an open communication between the committee, independent auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practises, and ethical behaviour.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend the replacement of the independent auditors. The committee shall discuss with the auditors their independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and shall consider the compatibility of nonaudit services with the auditors' independence. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

The committee shall discuss with the independent auditors the overall scope and plans for the respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to filing Form 10-K), including their judgement about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgements, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

APPENDIX B

Carmina Technologies, Inc. Proxy

Suite 810, 540 5th Avenue S.W.

Calgary, Alberta

T2P 0M2

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints John M. Alston and Glen R. Alston as Proxies, each with the power to appoint his or her substitute, and hereby authorises them to represent the undersigned and to vote as designated below, all the shares of Common Stock Carmina Technologies, Inc. held of record by the undersigned on April 10, 2001, at the annual meeting of shareholders to be held on June 15, 2001, or any adjournment thereof.

4. ELECTION OF DIRECTORS

FOR all nominees listed below WITHHOLD AUTHORITY

(except as marked to the contrary below) [ ] to vote for all nominees listed below [ ]

(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)

John M. Alston, Glen R. Alston, Robert d'Artois, Bernard Benning, Richard Day, Stephen Kohalmi, Thomas W. Whittingham

5. PROPOSAL TO RATIFY THE APPOINTMENT OF BDO DUNWOODY L.L.P. as the independent auditor of Carmina Technologies Inc.

FOR [ ] AGAINST [ ] ABSTAIN [ ]

6. In their discretion, the Proxies are authorised to vote upon such other business as may properly come before this meeting.

This proxy, when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorised officer. If a partnership, please sign in partnership name by authorised person.

DATED:_________________, 2001 __________________________________

PLEASE VOTE, SIGN, DATE, AND Signature

RETURN THE PROXY CARD USING

THE ENCLOSED ENVELOPE. __________________________________

Signature if held jointly